                                                                EXHIBIT 10(tt)

                               CLINICAL TRIAL AGREEMENT


This Clinical Trial Agreement ("Agreement") is entered into by and between Thermal Medical Imaging, Inc. ("Sponsor") and Mt. Sinai Medical Center ("Institution"), a nonprofit institution incorporated under the laws of Florida.

                                       RECITALS

WHEREAS, the clinical trial contemplated by this Agreement is of mutual interest and benefit to Institution and to Sponsor, will further the study objectives of Institution in a manner consistent with it's non-profit, tax exempt health care institution and may derive benefits for both Sponsor and Institution through the discovery of new knowledge;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

DEFINITIONS

"Monitor" shall mean the individual or firm retained by Sponsor to provide monitoring services for the Study utilizing Sponsor's Protocol and Study Device, initially being QBRI International, Inc.

"Principal Investigator" shall be M.D. who is acting as a representative for the Institution in activities associated with this study.

"Protocol" shall mean the Protocol and Statement of Work as attached hereto as Exhibit "A".

"Study" shall mean the clinical studies, examinations and collection of patient data using the Study Device as described in the Protocol, conducted and collected at the Institution's premises from patients examined by the Investigator.

"Study Device" shall mean integrated thermal imaging data acquisition system for breast cancer detection, the interpretive algorithm analysis process and the clinical evaluation and display device/software which are to be used or administered during the Study in accordance with the provisions of the Protocol.

"Sponsor Intellectual Property" shall mean all inventions, improvements and discoveries whether or not covered by intellectual property protection, which are conceived or made by one or more employees of Sponsor's organization or sub-contractor hired by Sponsor.

1.   CONTENTS AND ORDER OF PRECIDENCE

This Agreement consists of this Agreement and the following documents which shall be referred to collectively herein as the "Transaction Documents":

          a.   Exhibit "A"- Protocol; and
          b.   Exhibit "B" - Budget

In the event of any conflict between such Exhibits and this Agreement shall control.

2.   PERFORMANCE OF THE STUDY

          2.1 Institution shall perform the Study substantially in accordance with the protocol and the terms and conditions of this Agreement. Sponsor and Institution may at any time amend the Study and this Agreement by mutual written consent.

          2.2 In the event that the Principal Investigator becomes unable or unwilling to continue the Study and a mutually acceptable substitute is not available, both the Institution and the Sponsor shall have the option to terminate this Agreement. The Principal Investigator and any and all other persons involved in the Study (collectively the "Investigator(s) "shall execute the Investigator Agreement) prior to beginning any activities associated with the Study.

          2.3 Nothing in the Agreement shall be construed to limit the freedom of the Investigators, whether participants in this Agreement or not, from engaging in similar studies made independently under other grants, contracts or agreements with parties other than Sponsor, provided said investigations are not in conflict or violate the terms and conditions of this Agreement.

          2.4 In performing the Study, Institution and Principal Investigator shall at times undertake, comply with, and complete the following:

                    1.   The Protocol;
                    2.   This Agreement;
                    3.   Generally accepted standards of good clinical practice;
                    4.   Instructions provided in writing by Sponsor or Monitor;
                    5. All applicable federal, state and local laws and regulations applicable to the conduct of the Study and the performance of clinical investigators generally including but not limited to the Federal Food, Drug and Cosmetic Act and regulations of the Food and Drug Administration;
                    6. Prepare an appropriate patient informed consent document sufficient to comply with all local, state, and federal statutory and regulatory requirements and in form acceptable to each of the parties to initiation of any procedures required by the Study;
                    7. Obtain and forward to Sponsor and Monitor evidence of Institutional Review Board ("IRB") approval of the Study and the informed consent document prior to beginning the Study;
                    8. Obtain and forward to Sponsor and Monitor evidence of ongoing review of the Study and Informed Consent document by the IRB at least annually;
                    9. Obtain and forward to Sponsor and Monitor evidence of IRB approval of any advertisement used for the Study prior to the publication or other use of the advertisement;
                    10. Review the clinical investigators' manual and all updates provided;
                    11. Maintain Study and related medical records according to local, state and federal statutory and regulatory requirements;
                    12. Immediately notify Sponsor and Monitor, according to procedures specified by Monitor, of any and all serious and/or unexpected adverse events as defined by the Study and promptly record such events on an appropriate case report for ("CRF") provided by Sponsor;
                    13. Promptly notify Sponsor and Monitor of any pregnancy of any subject enrolled in the Study;
                    14. Enroll only qualified subjects in the Study as provided in the Protocol, or as directed by Sponsor and Monitor;

3.   MAINTENANCE OF RECORDS AND FORMS

          3.1 Institution agrees to fulfill the obligations imposed by Sponsor for maintenance of records and reports, and those obligations included in Subpart D of 21 CFR Chapter 1, Responsibilities of Sponsor and Investigators, a copy of which is provided by Monitor as part of the study manual.

          3.2 Principal Investigator shall be responsible for the completion and return of accurate CRF's to Sponsor as described in the Study. Principal Investigator also agrees to ensure the data captured on the CRF's is consistent with the patient medical records, to complete the case report forms in a timely, coherent, legible fashion, and to have the CRF's completed in advance of any planned monitoring visits.

          3.3 Institution shall retain all records from the Study (including medical records of enrolled patients) for the period of five (5) years and will permit inspection by Sponsor or its authorized representatives of all such records during normal business hours. During the period of performance and for a reasonable period thereafter, Sponsor may make copies of and/or extract non-confidential information from such records at Sponsor's expense. For purposes of this paragraph, confidential information shall mean information which identifies a specific patient.

4.   LICENSES AND QUALIFICATIONS

          4.1 Principal Investigator shall have and maintain in full force and effect any and all professional and other licenses, certificates or documents required to render the services described in this Agreement and agree to provide copy of these licenses, certificates or documents to Sponsor or Monitor on request. If any such license is suspended or revoked during the course of the Principal Investigator's participation in the Study, Institution agrees to notify Sponsor and Monitor promptly in writing.

          4.2 Principal Investigator represents and warrants that he has not been barred from conducting clinical studies by the US Food and Drug Administration or any other applicable governmental regulatory agency. Institution agrees to immediately notify Sponsor and Monitor in writing if the Principal Investigator is barred during the course of the Study.

          4.3 Principal Investigator agrees to provide a current curriculum vitae which is true, complete and accurate up to the start date of this Agreement, Investigator agrees that Sponsor may supply copies of the Curriculum Vitae to Monitor, the FDA and any other government regulatory bodies in connection with the Study.

          4.4 Institution represents and certifies that no investigation or study in which Principal Investigator has been engaged has been terminated for Principal Investigator's failure to adhere to protocol, guidelines, or Federal or State regulations.

5.   PERIOD OF PERFORMANCE

          This estimated period of performance is from 8/01/98 to 12/31/98. However, the patient enrollment goal for the trial may be reached before or after this estimated date. The agreement will remain in effect until the accrual for all clinical sites reaches the goal of 300 malignant patients. This Agreement shall become effective upon the date of the last signature hereto and shall continue in effect for the full duration of the period of performance unless sooner terminated in accordance with the provisions of article 2 or 15.

6.   REPORTS

          Institution shall furnish Sponsor reports, in the form of case report forms and logs, in such frequency and format as mutually agreed to by the parties, but in no event less than every 30 days. A final report setting forth the accomplishments and significant Study findings or lack thereof shall be prepared by Institution and submitted to Sponsor within 90 days of the expiration of the Agreement.

7.   COSTS, BILLINGS AND OTHER SUPPORT

          7.1 It is agreed and understood by the parties hereto that, subject to Article 2, payments shall be made by Sponsor to Institution on a monthly basis as set forth in Exhibit B. Sponsor shall make payments based on completed case report forms for qualified patients enrolled in the trial during the prior month in addition to any other amounts mutually agreed to by parties in Exhibit A.

          7.2 Completed cases for which Sponsor will reimburse Institution will include (i)case report forms including (ii)pathology information as well as (iii)properly captured and labeled images.

          7.3  Checks shall be made payable to:

                         Mount Sinai Medical Center
                         Attn: Cost Center #7535
                         P.O. Box 40-3362
                         Miami Beach, FL 33140-1362

          7.4 In the event of termination of this Agreement pursuant to Article 15 hereof, Sponsor shall pay all costs directly attributable to the Study accrued by Institution as of the date of termination, including all costs directly attributable to the Study accrued by Institution as of date of termination, including all non-cancelable obligations, and for all costs associated with patient follow-up as required by the Protocol of those already enrolled in the Study.

8.   PUBLICITY

Neither party shall use the name, trade name, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party.

9.   PUBLICATIONS

The Study to be performed under this Agreement is part of a Multi-Center Collaborative project. The Institution recognizes that the results generated by this Study may have added scientific significance when combined and published together with data generated by other centers involved in the project. Accordingly, Institution expressly acknowledges that the right to publish the combined results of the collaborative project belongs to Sponsor. The Institution shall have the rights to publish the results of this Study but agrees to refrain from publishing until the project is complete, the data analyzed and the combined results submitted for publication, and until the Sponsor has received final Food and Drug Administration Pre-Market approval or disapproval. Sponsor shall notify the Institution within 30 days of notification from FDA of their decision.

10.  CONFIDENTIALITY

          10.1 During the term of this Agreement, Sponsor expects to provide Institution with the Study Device, Protocol, and other information, data and materials related thereto (collectively, the "Confidential Property") which Sponsor considers confidential or proprietary in nature and which shall be prominently marked or identified as confidential or proprietary. Institution shall receive and hold such Confidential Property in confidence and agrees to prevent disclosure of said Confidential Property to all parties other than those involved in conducting the Study, in the manner Institution treats its own similar information.

          10.2 Institution shall not consider information disclosed to it by Sponsor to be confidential which: (1)is now common knowledge or subsequently becomes such through no breach of this Agreement (2) is rightfully in Institution's possession prior to Sponsor's disclosure as shown by written records (3) is disclosed to Institution by an independent third party that is not under a separate confidentiality agreement relating thereto; or (4) is independently developed by or for Institution without benefit of confidential information received from Sponsor.

11.  INTELLECTUAL PROPERTY

Notwithstanding anything to the contrary in this Agreement, all right, title and interest to any intellectual property, including without limitation inventions, improvements, results, data and discoveries, that arise from, relate to or are direct and specific result of performance of the Protocol and is directly related to the Study Device, shall belong to the Sponsor.

12.  ARBITRATION

Any controversy or claim between the parties arising out of or relating to this agreement, or a breach thereof, which cannot be resolved relating to this agreement, or a breach thereof, which cannot be resolved by mutual agreement shall be settled by binding arbitration conducted by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, each such arbitration shall be held in the county of Dade.

All federal and state substantive and procedural laws applicable to this agreement relating to arbitration of conflict shall be fully complied with by the parties.

Unless the parties otherwise agree, each party may conduct discovery prior to any arbitration hearing in accordance with the State of Florida rules of civil procedure and evidence. Additionally, there shall be no evidence by affidavit allowed, and each party shall disclose a list of all documentary evidence to be used, a list of all witnesses and experts to be called by the party at least 20 (twenty) days prior to the arbitration hearing.

13.  EXPORT

Sponsor agrees that it will at all times be in compliance with the United States government export regulations and laws and that Any sub-Sponsor agreement will require that the sub-sponsor Agreement will require that the sub-Sponsor is in compliance with these regulations and laws. Sponsor asserts that it is not now doing business with any country to which the United States government prohibits export of products under consideration in this Study.

14.  TERMINATION

          14.1 If a party hereto breaches a material term, covenant or condition of the Transaction Documents or this Agreement, the non-breaching party may terminate this Agreement. Prior to termination, the non-breaching party shall provide written notice of default, which shall inform the breaching party of the facts and circumstances upon which such default is based and which shall provide the breaching party with 30 (thirty) days in which to cure such breach or such longer period as the parties may agree or as applicable law may require. If such breach is not cured within the specified time period, the non-breaching party may terminate this Agreement by providing written notice of such termination to the defaulting party.

          14.2 This Agreement may be terminated immediately by Sponsor upon written notice to Institution in the event of any adverse patient reaction. Upon receipt of a termination notice from Sponsor, the Institution shall stop enrolling and treating patients under the Study to the extent consistent with generally accepted standards of good medical practice and patient safety.

          14.3 Termination of this Agreement by either party for any reason shall not effect the rights and obligations of the parties accrued prior to the effective date of termination

          14.4 Principal Investigator's participation in the Study will automatically terminate upon receipt of notice that:
               1. Any license required to be held by Investigator is suspended or revoked; or
               2. Investigator has been debarred from conducting clinical studies by the US Food and Drug Administration.

          14.5 In addition to termination under 16.1 and 16.2, Sponsor may terminate Institution's participation in the Study upon written notice to Institution in the event that:
               1.   Sponsor terminates the Study; or
               2. Overall study enrollment goals have been met, even if Investigator's individual enrollment has not been reached.

          14.6 Institution may terminate participation in the Study if Investigator becomes unwilling or unable to serve, provided Sponsor is provided at least thirty (30) days advance written notice, in order to give Sponsor an opportunity to identify and engage a replacement Investigator.

          14.7 Upon termination of this Agreement: (I) the Investigator shall stop enrolling patients in the Study; (ii) shall cease conducting procedures on patients already enrolled in the Study, except to the extent such procedures are medically necessary and permissible, and (iii) both Institution and Investigator shall return to Sponsor any and all Confidential Property which is in Institution's, Investigator's, or any of their employee's or agent's possession or control.

15.  WARRANTIES

          15.1 Institution agrees to perform the Study in accordance with the prevailing professional standards.

          15.2 INSTITUTION MAKES NO WARRANTIES FOR ANY PURPOSE WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE STUDY OR THE RESULTS OF THE STUDY, INCLUDING THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE STUDY OR THE RESULTS OF THE STUDY UNDER THIS AGREEMENT. Neither the Principal Investigator, Sponsor, nor any other person is authorized to give any such warranty in the name or on behalf of the Institution.

          15.3 Sponsor agrees that it will not rely solely on technical information provided by the Institution or the Principal Investigator in developing any invention or product, but will independently test, analyze and evaluate all inventions and products prior to manufacture and distribution of such inventions and products.

          15.4 Neither Institution or Investigator shall make any warranty or representation, including but not limited to a warranty or representation of the efficacy of the Study Device, without the express permission of the Sponsor, and Sponsor will not be liable for any unauthorized warranty or representation made by Investigator.

16.  INSURANCE AND INDEMNIFICATION

          16.1 At all times during the conduct of the Study under this Agreement, Institution agrees to maintain at its sole cost and expense appropriate and adequate professional and general commercial liability insurance, such protection being applicable to and covering negligent acts/omissions of officers, employees and agents while acting within the scope of their employment by Institution, on an occurrence made basis in single limit coverage of not less than One Million Dollars ($1,000,000) per claim or incident and One Million Dollars ($1,000,000) annual aggregate for death, bodily injury, illness or property damage to support indemnification obligations of Institution in Section 18.4 hereof. A Certificate evidencing such policy shall be delivered to Sponsor upon written request.

          16.2 Sponsor will hold harmless, indemnify and defend Institution it's trustees, and agents from demands, claims or costs of judgments that may be made or instituted against any of them by reason of injury or death to any person, or damage to property arising out of or related to performance of the study, provided however, Sponsor will have no liability for loss or damage resulting from: (I) failure to adhere to the protocol or Sponsor's written instructions concerning use of the study device, (ii) Failure to comply with applicable FDA or other government requirements, or (iii) negligence or willful malfeasance by Institution, it's trustees, officers, agents or employees.

          16.3 At all times during the study, Sponsor agrees to maintain at it's sole cost and expense a policy or program of comprehensive general liability insurance or self-insurance on an occurrence made basis in single limit coverage of not less than one million dollars ($1,000,000) per incident, and an annual aggregate of 1 million dollars ($1,000,000), for death, bodily injury, illness or property damage to support the indemnification obligations assumed herein. Sponsor shall maintain such comprehensive general liability insurance during the period that the Study or any modification thereof is being administered, manufactured, sold or distributed to humans by Sponsor and a reasonable period thereafter which in no event shall be less than two years. A Certificate evidencing the comprehensive general liability policy shall be delivered to Providence Hospital upon request.

          16.4 Institution agrees to hold harmless, indemnify and defend Sponsor from all liabilities, demands, expenses, and losses arising out of and related to Institution's or Principal Investigator's gross negligence or willful misconduct.

17.  INDEPENDENT CONTRACTOR

          17.1 Institution is an independent contractor and not an agent, joint venture partner of Sponsor.

          17.2 Investigator is a member of Institution which is an independent contractor of Sponsor for all purposes and not an employee, as that term is understood for purposes of federal and state law. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between Sponsor and Institution, nor shall anything in this Agreement be deemed to constitute Investigator or Sponsor as the agent of the other. Neither Investigator, Institution nor Sponsor shall become liable or bound by an representation, act or omission whatsoever of the other, except to the extent expressly provided in this Agreement.

18.  GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of as adjudicated by a court of competent jurisdiction.

19.  ATTORNEY'S FEES

In any action on or concerning this Agreement, the prevailing party shall be awarded its reasonable attorney's fees, costs and necessary disbursements, to be paid by the non-prevailing party.

20.  ASSIGNMENT

Neither party shall assign it's rights or duties under this Agreement to another without the prior written consent of the other party, except to any party succeeding to substantially all of the business interests of the assigning party.

21.  INSPECTION AND ACCESS

Sponsor's authorized representatives and regulatory authorities may examine and inspect the Institution's facilities as required for performance of the Study and inspect and copy all data and work products relating to the Study. Inspections will be conducted during regular business hours upon reasonable notice and to the extent permitted by law and until the Sponsor has received final Food and Drug Administration Pre-Market approval or disapproval.

22.  RESEARCH MATERIALS

          22.1 Institution acknowledges that the Study Device and all other property and materials provided to the Investigator by Sponsor in connection with the Study is to be used only for research purposes in connection with the Study. Institution and Investigator shall have no license or authority to use any such item in any other context or for any other purpose.

          22.2 Institution also agrees to use the Study Device only in the space approved by Monitor or Sponsor in accordance with documentation provided by Monitor or Sponsor. Investigator agrees to maintain adequate records of the use of the Study Device. In addition, Institution agrees to return Study Device and all other property and materials being provided to Investigator by Sponsor in connection with the Study upon termination or completion of the Study.

23.  WAIVER AND SEVERABILITY

          23.1 No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or of any other provision hereof.

          23.2 In the event a court or governmental agency of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Agreement to relieve such effects. If such negotiations do not result in mutually agreeable modifications to this Agreement, wither effected party may terminate this Agreement upon providing the other party with thirty (30) days written notice of such termination.

          23.3 Sections 3.3, 6, 7.3, 9,10, 11,12,15,20,22 and this 23.3 shall survive the termination of this Agreement for any and all reasons whatsoever.

24.  AGREEMENT MODIFICATION

This Agreement may be modified or amended, including extension of the term of this Agreement, at any time only by the written concurrence of both parties.

25.  NOTICES

Any notices given under this Agreement shall be in writing and delivered to the following addresses by return receipt mail, postage prepaid, or by overnight courier service. Such notices shall be effective upon the third business day following mailing, if by mail, or upon receipt, if by courier.

          For Sponsor:

          Thermal Medical Imaging, Inc.
          1760 South Telegraph Road, Suite 202
          Bloomfield Hills, MI  48302

          For Institution:

          Mt. Sinai CCOP
          4300 Alton Road
          Miami Beach, Florida 33140

          With a copy to Dr. Esserman

          For Monitor:

          QBRI International, Inc.
          1300 North 17th Street
          Arlington, VA  22209
          Attention: Ann Andre

26.  THIRD PARTY RIGHTS

This Agreement shall not create any rights, including without limitation third party beneficiary rights, in any person or entity not a party to this Agreement.

27.  ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties hereto and there are no collateral, oral or written agreements or understandings. This Agreement supersedes any prior oral or written agreements or understandings between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts, each as an original and all together as one instrument as of the date of last signature below written.


THERMAL MEDICAL IMAGING, INC.           MT. SINAI MEDICAL CENTER

By: /s/ Simona Gallagher                By: /s/ Carol T. Rosasco
    ------------------------------          ------------------------------
Name:  Simona Gallagher                 Name:  Carol Rosasco
Title: Director, Marketing &            Title: Vice President
       Regulatory Affairs
Date:  8 May 1998                       Date:  6/4/98

                                        By: /s/ Lisa Esserman, M.D.
                                            ------------------------------
                                        Name:  Lisa Esserman M.D.
                                        Title: Principal Investigator

                                       EXHIBIT A


                                       PROTOCOL


                                 [SEE EXHIBIT 10(vv)]

                                      EXHIBIT B



                                        BUDGET

                                           TMI CLINICAL TRIALS BUDGET TEMPLATE

----------------------------------------------------------------------------------------------------------------
 ONE TIME COSTS                                                                                      TOTAL
----------------------------------------------------------------------------------------------------------------
 Facilities/Build Out          $4,500.00                                                          $ 4,500.00
----------------------------------------------------------------------------------------------------------------
 RECURRING EXPENSES
----------------------------------------------------------------------------------------------------------------
 Personnel                     Percent Effort        Annual Cost   Benefits @ 20%  Monthly Cost  6 Month Total
----------------------------------------------------------------------------------------------------------------
     Study Coordinator              100%             $ 30,000.00      $6,000.00     $3,000.00     $18,000.00
----------------------------------------------------------------------------------------------------------------
     Technologist                    50%             $ 24,000.00      $4,800.00     $2,400.00     $ 7,200.00
----------------------------------------------------------------------------------------------------------------
     Investigator                    10%             $200,000.00      $       -     $1,666.67     $10,000.00
----------------------------------------------------------------------------------------------------------------
     Co-Investigator                                                                                       ?
----------------------------------------------------------------------------------------------------------------
 PERSONNEL TOTAL                                                                                  $35,200.00
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 Space & Admin. Costs
----------------------------------------------------------------------------------------------------------------
     Space                     $25/sq.ft.(200 sq. ft.)   $  5,000.00                $  416.66     $ 2,499.00
----------------------------------------------------------------------------------------------------------------
     Housekeeping/Mnt.         $5/sq. ft. (200 sq. ft.)  $  1,000.00                $   83.00     $   498.00
----------------------------------------------------------------------------------------------------------------
     Office Supplies           $100/mnth                                            $  100.00     $   600.00
----------------------------------------------------------------------------------------------------------------
     Mailing                   $200/mnth                                            $  200.00     $ 1,200.00
----------------------------------------------------------------------------------------------------------------
     Phone/Fax                 $200/mnth                                            $  200.00     $ 1,200.00
----------------------------------------------------------------------------------------------------------------
 SPACE & ADMIN. Total                                                                             $ 5,997.00
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 Variable Costs
----------------------------------------------------------------------------------------------------------------
     Medical Records           $   15.00                                            $  675.00     $ 4,050.00
----------------------------------------------------------------------------------------------------------------
     Film Duplication          $   15.00                                            $  675.00     $ 4,050.00
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 VARIABLE COSTS TOTAL                                                                             $ 8,100.00
----------------------------------------------------------------------------------------------------------------
 Total Cost                                                                                       $53,797.00
----------------------------------------------------------------------------------------------------------------
 Overhead (20%)                                                                                   $10,759.40
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 TRIAL TOTAL                                                                                      $64,556.40
----------------------------------------------------------------------------------------------------------------
 PER PATIENT TOTAL                                                                                $   239.10
----------------------------------------------------------------------------------------------------------------
 Assumes 45 patients per
 month
----------------------------------------------------------------------------------------------------------------